UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Mediabistro Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1542480
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854
(Address of principal executive offices)(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series A Junior Participating Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relate: not applicable  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant's Series A Junior Participating Preferred Stock is set forth under “Entry into a Material Definitive Agreement” in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2013, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designation, dated as of July 3, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 8, 2013).
4.1
Rights Agreement, dated as of July 3, 2013, between Mediabistro Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 8, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDIABISTRO INC.

Date: July 10, 2013
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer